UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 15, 2011, Flowserve Corporation, a New York corporation (the “Company”), issued a press release announcing:

(i)	its forecasted 2012 EPS target range of $8.00 to $8.80 per share;

(ii)	that its board of directors has endorsed a policy to return 40% to 50% of its running two year average net earnings to shareholders on an annual basis in the form of quarterly dividends or stock repurchases;

(iii)	an update on share repurchase activity in the fourth quarter and full year 2011;

(iv)	that its board of directors has approved the replenishment of its previously announced $300 million share repurchase authorization, providing the Company with the full $300 million in remaining authorized repurchase capacity at December 15, 2011; and

(v)	that its board of directors intends to submit a proposal for shareholder approval at the 2012 annual meeting of shareholders to eliminate the Company’s classified board structure and to provide for the future annual election of all directors with expiring or newly elected terms.

A copy of the press release referenced above is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: December 15, 2011	By:	/S/ RONALD F. SHUFF
Ronald F. Shuff
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 15, 2011.